Exhibit 99.5

DATED: 29 JANUARY2019

MIDATECH PHARMA PLC

WARRANT INSTRUMENT

Contents

		Page

1	Definitions and interpretation	1

2	Subscription rights	3

3	Warrant Certificates	4

4	Exercise of warrants	5

5	Undertakings	7

6	Adjustment Events	8

7	Takeovers	8

8	Winding up of the Company	8

9	Transfer and title	9

10	Meetings of Warrantholders	9

11	Modifications	10

12	Purchase and cancellation	10

13	Availability of instrument and notices	10

14	Enforcement	10

15	Governing law	11

Schedule 1 Form of Warrant Certificate		12

Schedule 2 Registration, Transfer and Transmission		14

Schedule 3 Meetings of Warrantholders		18

Schedule 4 Adjustments		22

Execution page		25

i

Warrant Instrument

Dated 29 JANUARY 2019

Party

(1)	MIDATECH PHARMA PLC, incorporated and registered in England and Wales with company number 09216368, whose registered office is at 65 Innovation Drive, Milton Park, Milton, Abingdon, Oxfordshire, OX14 4RQ (the “Company”);

Background

(A)	The Company, by resolution of its Directors, has resolved conditional upon; (i) all the resolutions to be proposed at a general meeting of the Company convened for 25 February 2019 ("General Meeting") having been approved by the shareholders of the Company (including the waiver of all pre-emption rights conferred on the shareholders (whether pursuant to the Act, the Articles or otherwise) ; and (ii) Admission; to create and issue Warrants to subscribe for Ordinary Shares in the Company on the terms and subject to the conditions of this Instrument. .

(B)	This Instrument has been executed by the Company as a deed poll in favour of the Warrantholders (as defined below).

Operative Provisions

1	Definitions and interpretation

1.1	In this Instrument:

“Admission” means the admission of the new ordinary shares of the Company (pursuant to a subscription, placing and open offer by the Company) to trading on AIM becoming effective in accordance with Rule 6 of the AIM Rules for Companies published by the London Stock Exchange from time to time;

1.2	“Act” means the Companies Act 2006;

“Adjustment Event” has the meaning set out in paragraph 2 of Schedule 4;

“AIM” means AIM, a market operated by the London Stock Exchange;

“Articles” means the articles of association of the Company as amended from time to time;

“business day” means a day (other than Saturday or Sunday or public holiday) on which banks are open for general business in London;

“CREST” the relevant system as defined in the CREST Regulations in respect of which Euroclear is the operator (as defined in the CREST Regulations) in accordance with which securities may be held in uncertificated form;

“CREST Regulations” the Uncertificated Securities Regulations 2001 (SI 2001 No. 2001/3755) and any modification thereof or any regulations in substitution therefor for the time being in force;

“Euroclear” means Euroclear UK & Ireland Limited;

1

“Employees’ Share Scheme” means a scheme or plan which is approved by the Company and which is for encouraging or facilitating the acquisition or holding of securities in or debentures of the Company by or for the benefit of employees or former employees (including directors or former directors) of the Company or any associated company of the Company;

“Exercise Price” means the sum payable on exercise of one Warrant being fifty (0.50) pence per Ordinary Share (or such adjusted price as may be determined from to time in accordance with the provisions of Clause 6 (Adjustment of Subscription Rights));

“Expiry Date” means the date of the third anniversary of Admission or if that is not a business day, the first business day immediately thereafter;

“Extraordinary Resolution” means an Extraordinary Resolution of the Warrantholders passed in accordance with the provisions of Schedule 3 (Meetings of Warrantholders);

“Investment Bank” means an investment bank of international repute as may be nominated from time to time by the Company;

“London Stock Exchange” means London Stock Exchange plc;

“Ordinary Shares” means the ordinary shares of 0.005p each in the capital of the Company (or such other nominal value as may result from any subdivision or consolidation thereof) with the rights attached thereto in accordance with the Articles;

“Register” means the register of Warrantholders required to be maintained pursuant to Clause 9.1;

“Registrar” means Neville Registrars Limited or such other person or persons appointed by the Company from time to time to maintain the Register;

“Resolutions” the resolutions to be proposed at the General Meeting

“Scheme” means a scheme of arrangement under s.899 of the Act between the Company and holders of its Ordinary Shares and/or Warrants pursuant to which all or the majority of the Ordinary Shares and/or Warrants become vested in a third party;

“Specified Number” means, in the case of certificated holdings, such number of Warrants as shall be specified on the face of the relevant Warrant Certificate and, in the case of uncertificated holdings, the number of Warrants held in the relevant stock account maintained under the relevant system (as defined in the CREST Regulations), in each case subject to adjustment pursuant to Clause 6 (Adjustment of Subscription Rights) hereof;

“Subscription Notice” means in relation to any Warrant, in the case of certificated holdings, the notice of subscription attached to the Warrant Certificate and, in the case of uncertificated holdings, such uncertificated subscription notice as shall be prescribed by the Board from time to time (subject always to the facilities and requirements of the relevant system concerned);

“Subscription Period” means, in relation to any Warrant, the period from the date of the six (6) month anniversary of Admission to (and including) the Expiry Date;

“Takeover Code” means The City Code on Takeovers and Mergers;

“Takeover Offer” means a takeover offer within the meaning of s.974 of the Act;

2

“Warrant Certificate” means a certificate evidencing a holding of Warrants in certificated form, such certificate being in or substantially in the form set out in Schedule 1 (Form of Warrant Certificate);

“Warrantholder” means in relation to any Warrant, the person or persons who is or are for the time being the registered holder or joint holders of such Warrant;

“Warrants” means the rights created by this Instrument entitling the holders thereof to subscribe for Ordinary Shares on the terms set out in this Instrument;

1.3	Wherever in this Instrument reference shall be made to a determination or certification to be made by or an opinion to be given by the Investment Bank, the following provisions shall apply:

1.3.1	the Investment Bank shall be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration shall not apply;

1.3.2	the determination of the Investment Bank shall be final and binding on all concerned; and

1.3.3	the Investment Bank shall be given by the Company all such information and other assistance as they may reasonably require.

1.4	The Clause headings are inserted for guidance only and shall not affect the meaning or interpretation of any part of this Instrument.

1.5	Reference to Clauses, sub-clauses and Schedules in this Instrument are references to the Clauses, sub clauses and Schedules of and to this Instrument.

1.6	References to any statute or statutory provision include references to that statute or statutory provision as from time to time amended, extended or re-enacted and to any rules, orders, regulations and delegated legislation made thereunder.

1.7	Words and phrases, the definitions of which are contained or referred to in the Act shall be construed as having the meanings thereby attributed to them but excluding any statutory modification not in force at the date of this Instrument.

1.8	Words importing the singular shall include the plural and vice versa; words importing the masculine shall include the feminine and neuter and vice versa; words importing persons shall include bodies corporate, unincorporated associations and partnerships.

1.9	References herein to a Warrant (or to a holding of Warrants) being in uncertificated form or in certificated form are references, respectively, to that Warrant being an uncertificated unit of a security or a certificated unit of a security. For the purposes of these terms and conditions, a dematerialised instruction is properly authenticated if it complies with the specifications referred to in the CREST Regulations.

1.10	References to the issue of Ordinary Shares shall include the transfer and/or delivery of Ordinary Shares by the Company, whether newly issued and allotted or previously existing.

2	Subscription rights

2.1	The Company hereby creates, pursuant to a resolution of its board of directors passed on or before the date hereof, rights, subject to the provisions of this Instrument and conditional upon Admission, to subscribe on any day during the Subscription Period for, in total, up to 313,846,440 Ordinary Shares on the basis that one Warrant entitles the Warrantholder to subscribe for one Ordinary Share (subject to adjustment pursuant to Clause 6 (Adjustment of Subscription Rights) hereof) at the Exercise Price payable in cash in full on subscription.

3

2.2	The Warrants may be granted to the proposed Warrantholder for no payment. Upon the grant of any Warrant the Company shall enter the person or persons to whom the Warrant is granted into the Register in respect of such Warrant. The Warrants registered in a Warrantholder’s name may be held in certificated form (in which event they will be evidenced by a Warrant Certificate issued by the Company) or in uncertificated form.

2.3	The Company shall, upon exercise of all or any of the Warrants in accordance with Clause 4 (Exercise of Warrants) from time to time during the Subscription Period forthwith allot and issue the number of Ordinary Shares required to be allotted and issued in accordance with the terms of this Instrument.

2.4	The rights to subscribe represented by Warrants shall be subject to and have the benefit of the terms and conditions set out in this Instrument which shall be binding upon the Company, the Warrantholders and all persons claiming through or under them respectively.

2.5	The Warrants are issued subject to the Articles and, in the case of Warrants held in uncertificated form, the CREST Regulations and otherwise on the terms of this Instrument which are binding upon the Company and each Warrantholder and all persons claiming through them.

2.6	For the avoidance of doubt, nothing herein shall require title to Warrants which are held in uncertificated form to be evidenced or transferred by written instrument and, accordingly, any provision herein which is inconsistent with the holding of Warrants in uncertificated form or the transfer of title to Warrants by means of a relevant system (as defined in the CREST Regulations) or any provision of the CREST Regulations shall not apply to any Warrants held in uncertificated form.

2.7	The Company shall be entitled at any time:

2.7.1	to require the holder of any Warrants which are held in uncertificated form to convert such Warrants into certificated form; and/or

2.7.2	to require the operator (as defined in the CREST Regulations) to suspend or remove Warrants that are held in uncertificated form from the relevant system concerned.

2.8	For the avoidance of doubt the Warrants will not be admitted to trading on AIM.

3	Warrant Certificates

3.1	Every Warrant Certificate shall be in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate) and shall have endorsed thereon a Subscription Notice in the form or substantially in the form set out in Schedule 1 (Form of Warrant Certificate).

3.2	Every Warrantholder whose Warrants are held in certificated form shall be entitled without charge to one Warrant Certificate for the Warrants held by him save that joint holders shall be entitled to one certificate only in respect of the Warrants held by them jointly which certificate shall be delivered to the holder whose name stands first in the Register in respect of such joint holding. The Company shall not be bound to register more than four persons as joint holders of any Warrants.

4

3.3	Where some but not all of the Warrants comprised in any Warrant Certificate are transferred or exercised the Company shall issue, free of charge, to the relevant Warrantholder a fresh Warrant Certificate in accordance with the other provisions of this Instrument for the balance of the Warrants retained by such Warrantholder.

3.4	All Warrant Certificates shall be executed by the Company.

3.5	If a Warrant Certificate is mutilated, defaced, lost, stolen or destroyed, it shall, at the discretion of the Company, be replaced at the office of the Registrar on payment of such expenses as may reasonably be incurred in connection therewith and on such terms as to evidence, indemnity and/or security as the Company may reasonably require. Mutilated or defaced Warrant Certificates must be surrendered before replacements will be issued.

4	Exercise of warrants

4.1	Subject to Clause 4.11, Clause 6 (Adjustment of Subscription Rights), Cause 7 (Takeovers) and/or Clause 8 (Winding up of the Company) the Warrantholder of each Warrant will have the right, which may be exercised on any business day during the Subscription Period, to subscribe in cash for all or part of the Specified Number of fully paid Ordinary Shares in consideration of the payment of the Exercise Price in full per Warrant.

4.2	In order to exercise the right to subscribe attaching to a Warrant, Warrantholders whose Warrants are held in certificated form shall deliver or cause to be delivered the relevant Warrant Certificates to the Registrar with the Subscription Notice duly completed and signed, together with a remittance in cleared funds for the Exercise Price in respect of each Warrant being exercised. Once so delivered, a Subscription Notice shall be irrevocable save with the consent of the Board.

4.3	The subscription rights which are conferred by any Warrants that are held in uncertificated form shall be exercisable, in whole or in part, (and treated by the Company as exercised) if an uncertificated subscription notice is received by the Company as referred to below and the remittance in cleared funds for the Exercise Price in respect of each Warrant being exercised is received by the Company or by such person as it may require for these purposes in such form and subject to such terms and conditions as may from time to time be prescribed by or on behalf of the Company. For these purposes an “uncertificated subscription notice” shall mean a properly authenticated dematerialised instruction received by the Company, or by such person as it may require, in such form and subject to such terms and conditions and having such effect as may from time to time be prescribed by or on behalf of the Company (subject always to the facilities and requirements of the relevant system concerned) that is attributable to the system-member who is the holder of the Warrants concerned and/or such other instruction or notification as may from time to time be prescribed by or on behalf of the Company. The Company may, in addition, determine when any such properly authenticated dematerialised instruction and/or other instruction or notification and any such remittance is to be treated as received by the Company or by such person that it may require for these purposes (subject always to the facilities and requirements of the relevant system concerned). Without prejudice to the generality of the foregoing, the effect of the properly authenticated dematerialised instruction and/or other instruction or notification referred to above may be such as to divest the holder of the Warrants concerned of the power to transfer such Warrants to another person. Once lodged, an uncertificated subscription notice shall be irrevocable save with the consent of the Company. For the avoidance of doubt, unless the Company otherwise determines, or unless the CREST Regulations and/or rules of the relevant system concerned otherwise require, the Ordinary Shares issued on the exercise of any subscription rights shall be issued:

5

4.3.1	in uncertificated form where such subscription rights were conferred by Warrants which were held in uncertificated form on the date of notification of exercise; or

4.3.2	in certificated form where such subscription rights were conferred by Warrants held in certificated form on the date of the notification of exercise.

Whether any Warrants are held in certificated form or uncertificated form on the exercise date shall be determined by reference to the register of Warrantholders as at the close of business on the relevant date or such other time as the Board may (subject to the facilities and requirements of the relevant system concerned) in its absolute discretion determine. Compliance must also be made in relation to any exercise of subscription rights with any statutory and regulatory requirements for the time being applicable.

4.4	Warrants will be deemed to be exercised on the business day upon which the Registrar shall have received the relevant documentation and remittance referred to in this Clause 4 (Exercise of Warrants). Subject to value having been received by the Company in respect of the relevant remittance, the Company shall allot the Ordinary Shares to be issued pursuant to the exercise of subscription rights attaching to any Warrant and enter the allottee of such Ordinary Shares in the Company’s register of members not later than 14 days after the date on which such Warrants are exercised.

4.5	In the case of Ordinary Shares issued pursuant to the exercise of subscription rights conferred by Warrants held in certificated form, as soon as practicable following the exercise of Warrants in accordance with the terms of this Instrument and, in any event, not later than 7 days after the date on which the allottee of such Ordinary Shares is entered in the register of members, the Company shall issue:

4.5.1	a certificate for the Ordinary Shares in the name of such Warrantholder set out in the Warrant Certificate; and

4.5.2	in the event of a partial exercise by any Warrantholder of the right to subscribe attaching to any Warrants held by him a Warrant Certificate in the name of such Warrantholder in respect of the balance of the Warrants represented by the relevant Warrant Certificate and remaining unexercised.

4.6	In respect of any subscription rights conferred by Warrants held in certificated form the certificate for the Ordinary Shares arising on the exercise of Warrants (together with any balancing Warrant Certificate) will be despatched at the risk of the person entitled thereto to the address of such person or (in the case of a joint holding) to that one of them whose name stands first in the Register and will be sent by ordinary postal delivery.

4.7	Ordinary Shares issued pursuant to the exercise of subscription rights which were conferred by Warrants held in uncertificated form will, unless the Company otherwise determines or unless the CREST Regulations and/or the rules of the relevant system concerned otherwise require, be issued in uncertificated form and will be credited to the account of the person(s) in whose name(s) the Warrants concerned were registered at the date of such exercise (being an account maintained by the relevant system concerned under the same participant and member account identification codes as the account to which the Warrants concerned were credited immediately prior to such exercise).

6

4.8	Every Warrant in respect of which subscription rights:

4.8.1	have been exercised in full; or

4.8.2	at the end of the Subscription Period have not been exercised, shall lapse and be cancelled

4.9	Ordinary Shares allotted pursuant to the exercise of Warrants in accordance with the terms of this Instrument shall be issued fully paid and free from any liens, charges or encumbrances and rights of pre-emption but shall not rank for any dividends or other distributions declared, made or paid on the Ordinary Shares for which the record date is prior to the relevant day on which the Warrants are exercised but, subject thereto, shall rank in full for all dividends and other distributions declared, made or paid on the Ordinary Shares on or after the relevant day on which the Warrants are exercised and otherwise pail passu in all respects with the Ordinary Shares in issue at that date.

4.10	At any time when the Ordinary Shares are admitted to trading on AIM, application will be made by the Company to the London Stock Exchange for the Ordinary Shares allotted pursuant to any exercise of Warrants to be admitted to trading on AIM and the Company will use its reasonable endeavours to obtain such admission so as to be effective simultaneously with the allotment of the relevant Ordinary Shares pursuant to the exercise of the Warrants in accordance with the terms of this Instrument becoming effective.

4.11	A Warrantholder shall be prohibited from exercising the rights to subscribe attaching to a Warrant if it would result in such exercising Warrantholder together will all persons with whom it is acting in concert triggering a requirement to make a mandatory offer under Rule 9 of the Takeover Code.

5	Undertakings

5.1	Subject to the provisions of Clause 6 and, unless otherwise authorised by an Extraordinary Resolution, whilst any Warrant remains exercisable!

(a)	the Company shall not in any way modify the rights attached to its existing Ordinary Shares as a class in any way which operates to vary the rights of the Warrantholders in relation to the Warrants (but nothing herein shall restrict the right of the Company to increase, consolidate, sub-divide or reduce its share capital subject to any adjustments to the subscription rights as may be required by this Instrument). For the purposes of this subparagraph, the creation or issue of preference shares (whether convertible, redeemable and/or cumulative) carrying rights to dividends, capital conversion or otherwise as the directors of the Company shall think fit, shall not be deemed to modify the rights attaching to the Ordinary Shares; and

(b)	Warrantholders will have made available to them, at the same time and in the same manner as the same are made available to holders of Ordinary Shares, copies of the audited accounts of the Company (with the relevant directors’ and auditor’s reports) and copies of all other circulars or notices which are made available to holders of Ordinary Shares.

7

6	Adjustment Events

6.1	If an Adjustment Event occurs:

6.1.1	the number of Ordinary Shares for which each Warrantholder is entitled to subscribe; and

6.1.2	the Exercise Price payable in respect of such subscription, shall each be subject to adjustment in accordance with the provisions set out in Schedule 4.

6.2	Whenever an adjustment is to be made under this Clause 6, the Company shall as soon as reasonably practicable give notice pursuant to paragraph 4 of Schedule 2 to the Warrantholders, together with a Warrant Certificate (where such Warrantholders are holding in certificated form) evidencing the rights to which the Warrantholders are entitled in consequence of such adjustments.

7	Takeovers

7.1	The Company shall notify the Warrantholders of the terms of any proposed Takeover Offer or Scheme at the same time as such terms are communicated to shareholders of the Company.

7.2	The Company shall notify the Warrantholders when any Takeover Offer becomes wholly unconditional, or Scheme becomes effective, at the same time as that fact is publicly announced or otherwise communicated to shareholders of the Company.

7.3	If a Takeover Offer becomes wholly unconditional, or a Scheme becomes effective, before the subscription rights with respect to all Warrants have been exercised, the Company shall use its reasonable endeavours to procure that an appropriate offer (as such term is interpreted pursuant to Rule 15 of the Takeover Code (“Rule 15”) is extended to the Warrantholders in accordance with Rule 15.

8	Winding up of the Company

8.1	If at any time prior to the Expiry Date an order is made or an effective resolution is passed for the winding up or dissolution of the Company or if any other dissolution of the Company by operation of law is to be effected:

8.1.1	if the winding up or dissolution is for the purposes of implementing a reconstruction, amalgamation or scheme of arrangement on terms previously sanctioned by an Extraordinary Resolution, such terms shall be binding on the Warrantholders; and

8.1.2	in any other case, the Company shall as soon as reasonably practicable send to the Warrantholders a written notice stating that such an order has been made or resolution has been passed or other dissolution is to be effected. Each Warrantholder may at any time within 60 days after the date of such notice elect, by written notice to the Company, to be treated as if he had, immediately before the date of the making of the order or the passing of the resolution or other dissolution, exercised some or all of his subscription rights. On giving such notice, a Warrantholder is entitled to receive out of the assets which would otherwise be available in the liquidation to the shareholders of the Company such sum, if any, as he would have received had he been the holder of, and paid for, the Ordinary Shares to which he would have become entitled by virtue of that exercise, after deducting from that sum an amount equal to the aggregate Exercise Price which would have been payable by him upon such exercise

8

8.2	Subject to compliance with Clause 8.1, all Warrants shall lapse on liquidation of the Company.

9	Transfer and title

9.1	Warrants shall be transferable individually, in the case of Warrants held in certificated form, by an instrument of transfer in any usual or common form or such other form as may be approved by or on behalf of the Company, and, in the case of Warrants held in uncertificated form, by a properly authenticated dematerialised instruction and/or other instruction or notification received by the Company or by such person as it may require for these purposes in such form and subject to such terms and conditions as may from time to time be prescribed by or on behalf of the Company (subject always to the facilities and requirements of the relevant system concerned). The Registrar shall maintain a register of Warrantholders in registered form and the provisions of Schedule 2 (Registration, Transfer and Transmission) relating to the transfer, transmission and registration of Warrants shall have full effect as if the same had been incorporated in this Instrument.

9.2	The Company shall be entitled to appoint such person or persons as the Company thinks fit as the Registrar and to remove any such person or persons and make a new appointment in their stead. The Company shall forthwith give a notice of any change in the identity or address of the Registrar in accordance with Clause 13.2.

9.3	The registered holder of a Warrant shall be treated as its absolute owner for all purposes notwithstanding any notice of ownership or notice of previous loss or theft or of trust or other interest therein (except as ordered by a court of competent jurisdiction or required by law). The Company shall not (except as stated above) be bound to recognise any other claim to or interest in any Warrant.

10	Meetings of Warrantholders

10.1	Meetings of Warrantholders may be convened in accordance with the provisions of Schedule 3 (Meetings of Warrantholders) and shall be competent to pass Extraordinary Resolutions and to exercise all the powers as referred to therein. Without prejudice to the generality of the foregoing, the Warrantholders, by way of Extraordinary Resolution, shall have power to:

(a)	sanction any compromise or arrangement proposed to be made between the Company and the Warrantholders or any of them;

(b)	sanction any proposal by the Company for modification, abrogation, variation or compromise of, or arrangement in respect of the rights of the Warrantholders against the Company whether such rights shall arise under this Instrument or otherwise;

(c)	sanction any proposal by the Company for the exchange or substitution for the Warrants of, or the conversion of the Warrants into, shares, stock, bonds, debentures, debenture stock, warrants or other obligations or securities of the Company or any other body corporate formed or to be formed;

(d)	assent to any modification or the conditions to which the Warrants are subject and/or the provisions contained in this Instrument which shall be proposed by the Company;

(e)	authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

9

(f)	discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under this Instrument; and

(g)	give any authority, direction or sanction which under the provisions of this Instrument is required to be given by Extraordinary Resolution.

11	Modifications

11.1	Any modification to this Instrument may be effected only by an instrument in writing, executed by the Company and expressed to be supplemental to this Instrument and, save in the case of a modification which is of a formal, minor or technical nature or made to correct a manifest error, only if it shall first have been sanctioned by an Extraordinary Resolution.

11.2	A memorandum of every such supplemental instrument shall be endorsed on this Instrument.

11.3	Notice of every modification to this Instrument shall be given by the Company to the Warrantholders in accordance with Clause 13.2

12	Purchase and cancellation

12.1	The Company may at any time purchase Warrants:

12.1.1	by tender (available to all Warrantholders alike) at any price; or

12.1.2	on or through the market; or

12.1.3	by private treaty at any price.

12.2	All Warrants purchased pursuant to Clause 12.1 shall be cancelled forthwith and may not be reissued or sold.

13	Availability of instrument and notices

13.1	Every Warrantholder shall be entitled to inspect a copy of this Instrument at the registered office of the Company during normal business hours (Saturdays, Sundays and public holidays in the United Kingdom excepted), and shall be entitled to receive a copy of this Instrument against payment of such charges as the directors of the Company may impose in their absolute discretion.

13.2	Notices to be given pursuant to the provisions of this Instrument shall be given in accordance with paragraph 4 of Schedule 2 (Registration, Transfer and Transmission).

14	Enforcement

14.1	The Company acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Instrument and the Schedules hereto shall enure to the benefit of each and every Warrantholder.

14.2	Each Warrantholder shall be entitled to enforce the said covenants, obligations and conditions against the Company insofar as such Warrantholder’s Warrant is concerned, without the need to join the allottee of any such Warrant or any intervening or other Warrantholder in the proceedings for such enforcement.

10

15	Governing law

15.1	This Instrument shall be governed by and construed and interpreted in accordance with English law and the Warrantholders agree to submit to the exclusive jurisdiction of the English courts in relation to any claim, dispute or difference which may arise hereunder.

Delivered as an Instrument on the date of this document.

11

Schedule 1

Form of Warrant Certificate

No. of Certificate:	[•]

Number of Warrants:	[•]

Date of issue:	[•]

Warrants to subscribe for ordinary share(s) in

Midatech Pharma Plc

Registered Office: 65 Innovation Drive, Milton Park, Milton, Abingdon, Oxfordshire, OX14 4RQ

incorporated in England and Wales

(Company number: 09216368)

This is to certify that [•]

of [•]

is/are the registered holder(s) of [•] Warrants in Midatech Pharma Plc issued pursuant to and in accordance with the terms of an Instrument dated [•] 2019 (as from time to time amended) (the “Instrument”) executed by Midatech Pharma Plc. Words and expressions used in this Warrant Certificate and the Subscription Notice shall have the same meanings as in the Instrument.

The registered holder is entitled in respect of every one Warrant held to subscribe for one Ordinary Share of 0.005p in Midatech Pharma Plc (or such other number of Ordinary Shares as may for the time being be applicable in accordance with the provisions of the Instrument) at a price of 0.50 pence per Ordinary Share (subject to adjustment as referred to in the Instrument) during the Subscription Period.

The Instrument is enforceable severally by each Warrantholder and is available for inspection at the registered office of the Company until the end of the Subscription Period.

Executed by the company Midatech Pharma Plc this ______ day of _______________ 2019.

Subscription Notice

In order to exercise all or any of the Warrants represented by this Warrant Certificate the certificate should be submitted with this Subscription Notice duly completed and signed, together with the payment referred to below, to the Registrar.

To:         Midatech Pharma Plc

c/o Neville

Neville House

Steelpark Road

Halesowen

West Midlands

B62 8HD

I/We the undersigned, being the registered holder(s) of the Warrants comprised in this Warrant Certificate (and the several Warrant Certificates (if any) enclosed with this Subscription Notice) hereby give(s) notice of my/our wish to exercise [•] Warrant(s) to subscribe for __________ Ordinary Shares in Midatech Pharma Plc in accordance with the provisions of the Instrument.

12

I/We enclose payment for £___________ in favour of Midatech Pharma Plc being the aggregate payment of the full subscription price for the total number of such Warrants being exercised.

I/We direct you to allot the registered shares in Midatech Pharma Plc issued pursuant hereto to me/us in which event I/we agree to accept such shares subject to the articles of association of Midatech Pharma Plc. I/We request the relevant entry be made in the register of shareholders of the Company in respect thereof.

I/We require the despatch of: (1) _________ certificates in respect of the Ordinary Shares in Midatech Pharma Plc; and (2) a Warrant Certificate in my/our name(s) for any balance of my/our Warrants remaining exercisable, at my/our own risk to my/our address set out in the Register of Warrantholders or (in the case of joint holders) to the address of that one whose name stands first in the Register in respect of the Warrants represented by this Warrant Certificate by ordinary postal service.

Dated _______________

Signature(s)

……………………………………………………………

……………………………………………………………

……………………………………………………………

Guidance notes:

Exercise of the Warrants represented by this Warrant Certificate may be consolidated with the exercise of Warrants represented by other Warrant Certificates by the use of only one Subscription Notice, provided that the other Warrant Certificates are attached to the Subscription Notice.

In the case of joint holdings, all joint holders must sign.

13

Schedule 2

Registration, Transfer and Transmission

1	Registration and Title

1.1	An accurate register of the Warrants (the “Register”) will be kept by the Registrar at the registered office of the Company and there shall be entered in the Register:

1.1.1	the names and addresses of the Warrantholders and, in the case of Warrants held in uncertificated form, the details of the Warrantholder’s stock account with the relevant system;

1.1.2	the amount of Warrants held by every registered holder; and

1.1.3	the date upon which the name of every such registered holder is entered in respect of the Warrants standing in his name.

1.2	Any change of name or address on the part of a Warrantholder and, in the case of Warrants held in uncertificated form, the details of the Warrantholder’s stock account with the relevant system shall forthwith be notified to the Registrar who shall cause the Register to be altered accordingly. The Register may be closed by the Company for such period or periods and at such times as it may think fit provided that it shall not be closed for more than thirty days in any calendar year. Any transfer or request for exercise made while the Register is so closed shall, as between the Company and the person claiming under the transfer or person requesting the exercise of his subscription rights, be considered as made immediately after the reopening of the Register. The Warrantholders or any of them, and any person duly authorised by any such holder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from the same or any part thereof.

1.3	The Company shall be entitled to treat the registered holder of any Warrant as the absolute owner thereof for all purposes notwithstanding any notice of ownership or writing thereon or notice of previous loss or theft or of trust (whether express or implied) or other interest therein (except as ordered by a court of competent jurisdiction or required by law) and shall not (except as aforesaid) be bound to recognise any equitable or other claim to or interest in such Warrant.

1.4	Every Warrantholder will be recognised by the Company as entitled to his Warrants free from any equity, set-off or cross-claim on the part of the Company against the original or any intermediate holder of the Warrants.

2	Transfer

2.1	Every transfer of a Warrant shall be made:

2.1.1	in the case of Warrants held in certificated form by instrument of transfer in the usual or common form or in any other form which may be approved by the Company and need not be executed as an Instrument. The instrument of transfer of a Warrant shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee; or

2.1.2	in the case of Warrants held in uncertificated form, by a properly authenticated dematerialised instruction and/or other instruction or notification received by the Company or by such person as it may require for these purposes in such form and subject to such terms and conditions as may from time to time be prescribed by or on behalf of the Company (subject always to the facilities and requirements of the relevant system concerned).

14

The transferor shall be deemed to remain the holder of the Warrant until the name of the transferee is entered in the Register in respect thereof. The Company shall not be obliged to give effect to any such instrument which purports to transfer any Warrants in respect of which a Subscription Notice shall have been received.

2.2	In the case of Warrants held in certificated form the Company may decline to recognise any instrument of transfer unless such instrument is deposited at the specified office of the Registrar (or such other place as the Registrar may appoint) accompanied by the Warrant Certificate to which it relates, and such other evidence as the Registrar may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on behalf of the transferor, the authority of that person so to do. The Registrar may waive production of any Warrant Certificate upon evidence satisfactory to the Registrar of its loss or destruction or upon execution of an appropriate indemnity. All instruments of transfer which are registered may be retained by the Company for so long as it thinks fit together with the cancelled Warrant Certificates.

2.3	In the case of Warrants held in certificated form and uncertificated form the Company may decline to recognise a transfer unless the Warrantholder has given evidence, satisfactory to the Company (acting reasonably), that any stamp duty or any other taxes or duties payable on transfers of the Warrant(s) (if any) have been paid.

2.4	No fee shall be charged by the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or death, or power of attorney or other document relating to or affecting the title to any Warrants or otherwise for making any entry in the Register affecting the title to any Warrants.

2.5	The registration of a transfer shall be conclusive evidence of the approval by the Company and the Registrar of the transfer and the Company shall, on registration, in the case of Warrants held in certificated form, issue the transferee with a Warrant Certificate in respect of the Warrants transferred and, in the case of Warrants held in uncertificated form, credit the stock account of the transferee held within the relevant system.

3	Transmission

3.1	In the case of the death of a Warrantholder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company and the Registrar as having any title to his Warrants, but nothing herein contained shall release the estate of a deceased Warrantholder (whether sole or joint) from any liability in respect of any Warrant solely or jointly held by him.

3.2	Subject to any other provision herein contained, any person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder or otherwise than by transfer may, upon producing such evidence of title as the Company shall reasonably require, and subject as hereinafter provided, be registered himself as holder of the Warrant.

15

3.3	Subject to any other provision herein contained, if any person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder or otherwise than by transfer shall elect to be registered himself, he shall deliver or send to the Company and the Registrar a notice in writing signed by him stating that he so elects. All the limitations, restrictions and provisions herein contained relating to the right to transfer and the registration of transfers of Warrants shall be applicable to any such notice of transfer as aforesaid as if the death or bankruptcy of the Warrantholder had not occurred and the notice of transfer were a transfer executed by such Warrantholder.

3.4	A person becoming entitled to a Warrant in consequence of the death or bankruptcy of a Warrantholder shall be entitled to receive and may give good discharge for any monies payable in respect thereof, but shall not be entitled to receive notices of or to attend or vote at meetings of the Warrantholders or, save as aforesaid, to any of the rights or privileges of a Warrantholder until he shall have become a Warrantholder in respect of the Warrant.

4	Notices

4.1	Every Warrantholder shall register with the Company and the Registrar an address to which copies of notices can be sent. Any notice or document may be given or served by the Company on any Warrantholder either personally or by sending it by post in a prepaid letter addressed to such Warrantholder at his registered address as appearing in the register.

4.2	Any copy notices given pursuant to the provisions of this Schedule with respect to Warrants standing in the names of joint holders shall be given to whichever of such persons is named first in the Register and such notice so given shall be sufficient notice to all the holders of such Warrants.

4.3	Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of forty eight hours after the envelope containing it was posted.

4.4	When a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall, but the day upon which such notice shall expire shall not, be included in calculating such number of days or other period. The signature to any notice to be given by the Company may be written or printed.

4.5	Every person who by operation of law, transfer or other means whatsoever becomes entitled to a Warrant shall be bound by any notice in respect of such Warrant which, before his name is entered in the Register, has been duly given to the person from whom he derives his title.

4.6	If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a meeting of the Warrantholders by notices sent through the post such a meeting may be convened by a notice advertised on the same date in at least two national daily newspapers with appropriate circulations (and, where there is a suspension or curtailment of postal services within the United Kingdom, at least one of which shall be published in London) and such notice shall be deemed to have been duly served on all Warrantholders entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

16

4.7	Any Warrantholder present, either personally or by proxy, at any meeting of the Warrantholders shall for all purposes be deemed to have received due notice of such meeting, and, where requisite, of the purposes for which such meeting was called.

4.8	Any notice or document delivered or sent by post to or left at the registered address of any Warrantholder in pursuance of this Instrument shall, notwithstanding that such Warrantholder is then dead, bankrupt, of unsound mind or (being a corporation) in liquidation, and whether or not the Company has notice of the death, bankruptcy, insanity or liquidation of such Warrantholder, be deemed to have been duly served in respect of any Warrant registered in the name of such Warrantholder as sole or joint holder unless his name has at the time of the service of the notice or document been removed from the Register as the holder of the Warrant, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Warrant

17

Schedule 3

Meetings of Warrantholders

1	Convening of Meetings

The Company may at any time and shall on receipt of a request in writing of persons holding not less than one-tenth of the outstanding Warrants (upon receiving such indemnity (if any) as it may require against all reasonable costs, expenses and liabilities which it may incur by so doing) convene a meeting of the Warrantholders. Such meeting shall be held at such place within the United Kingdom as the Company shall determine.

2	Notice of Meetings

2.1	At least 14 days’ notice in writing of every meeting shall be given to the Warrantholders in the manner provided by the provisions contained in Schedule 2 (Registration, Transfer and Transmission).

2.2	The notice shall specify the place, day and hour of the meeting and the general nature of the business to be transacted, but, except in the case where an Extraordinary Resolution is to be proposed, it shall not be necessary to specify in the notice the terms of the resolutions to be proposed. The notice shall state that a Warrantholder is entitled to appoint a proxy to attend and, on a poll, to vote instead of him.

2.3	The accidental omission to give notice to or the non-receipt of notice by any of the Warrantholders shall not invalidate the proceedings at any meeting.

3	Quorum

3.1	At any meeting at least two persons being present in person or by proxy shall form a quorum for the transaction of any business.

3.2	No business (other than the election of a Chairman) shall be transacted at any meeting unless the requisite quorum is present at the commencement of business.

4	Absence of Quorum

4.1	If within half an hour from the time appointed for the meeting (or such longer interval as the Chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened upon the requisition of Warrantholders, shall be dissolved. In any other case it shall stand adjourned to such day and time not being less than seven days nor more than 28 days thereafter and to such place as may be appointed by the Chairman and at such adjourned meeting the Warrantholders present and entitled to vote shall be a quorum for the transaction of business including the passing of Extraordinary Resolutions.

4.2	At least seven days’ notice of any adjourned meeting of Warrantholders at which an Extraordinary Resolution is to be submitted shall be given in the same manner as for an original meeting and such notice shall state that the Warrantholders present at the adjourned meeting whatever their number will form a quorum.

5	Chairman

5.1	The Warrantholders present may choose one of their number to preside at every meeting as Chairman and, if no such person is chosen or if at any meeting the person chosen shall not be present within 15 minutes after the time appointed for holding the meeting, a person nominated in writing by the Company shall be Chairman of such meeting. Any Director and the Secretary, Auditors and solicitors of the Company and any other person authorised in that behalf by the Company may attend and speak at any meeting.

18

5.2	The Chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Where a meeting is adjourned, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for 30 days or more or, not less than seven days’ notice (exclusive as aforesaid) of the adjourned meeting shall be given in like manner, as in the case of the original meeting. Save as aforesaid, subject to paragraph 4.2 above, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

6	Resolutions

6.1	At any meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by one or more Warrantholders present in person or by proxy and holding or representing one-twentieth of the then outstanding Warrants.

6.2	Unless a poll is demanded a declaration by the Chairman that a resolution has been carried or carried by any particular majority or lost or not carried by any particular majority shall be conclusive evidence of that fact.

7	Poll

7.1	If a poll is duly demanded it shall be taken in such manner and at such time and place as the Chairman may direct (save that a poll demanded on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment) and the result of a poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

7.2	The demand for a poll shall not prevent the continuance of a meeting for the transact on of any business other than the question on which the poil has been demanded. The demand for a poll may be withdrawn.

7.3	No notice need be given of a poll not taken immediately.

8	Voting

8.1	On a show of hands every Warrantholder who is present in person or, being a corporation, by its authorised representative or proxy shall have one vote. On a poll every Warrantholder who is present in person or by proxy shall have one vote for every Warrant of which he is the holder.

8.2	In the case of joint holders of Warrants the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the vote of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

8.3	On a poll votes may be given either personally or by proxy and a Warrantholder entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

19

8.4	No objection shall be raised to the qualification of any person voting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the Chairman whose decision shall be final and conclusive.

8.5	In the case of an equality of votes whether on a show of hands or on a poll the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to the votes (if any) to which he may be entitled as a Warrantholder.

9	Proxies

9.1	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either duly executed or under the hand of some duly authorised officer or attorney of the corporation.

9.2	A person appointed to act as a proxy need not be a Warrantholder. The Chairman of the meeting may be designated as a proxy in an instrument of proxy without being named.

9.3	The instrument appointing a proxy and the letter or power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be deposited at such place (if any) specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified, at the registered office of the Company) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or, in the case of a poll otherwise than at or on the same day as the meeting or adjourned meeting, before the time appointed for the taking of the poll) at which the person named in the instrument proposed to vote and in default the instrument or proxy shall not be treated as valid

9.4	No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution.

9.5	An instrument of proxy may be in any usual or common form or in any other form which the directors of the Company may approve. An instrument of proxy shall be deemed to confer the right to demand or join in demanding a poll. An instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates and need not be witnessed.

9.6	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed provided that no notification in writing of such death, mental illness or revocation shall have been received by the Company at its registered office or at such other place as may have been specified in or by way of note to or in any document accompanying the notice convening the meeting at least one hour before the commencement of the meeting or adjourned meeting at which the proxy is used or, in the case of a poll otherwise than at or on the same day as the meeting or adjourned meeting, before the time appointed for the taking of the poll at which the vote is cast.

10	Representatives

Any company or other body corporate which is a registered holder of any of the Warrants may by resolution of its directors or other governing body authorise any person to act as its representative at any meeting of the Warrantholders and such representative shall be entitled to exercise the same powers on behalf of the company or corporation which he represents as if he were the registered holder of the Warrants and such company or body corporate shall, for the purpose of these provisions, be deemed to be present in person at any such meeting if a person so authorised is present thereat.

20

11	Resolutions

11.1	The expression “Extraordinary Resolution” means a resolution passed at a meeting of the Warrantholders duly convened and held in accordance with the provisions herein contained and carried by a majority consisting of not less than 75 per cent. of the persons voting thereat upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than 75 per cent. of the votes given on such poll.

11.2	A resolution in writing signed by Warrantholders entitled to subscribe for not less than 75 per cent. of the Ordinary Shares which are the subject of outstanding Warrants pursuant to this Instrument in accordance with the provisions herein contained shall for all purposes be valid and effectual as an Extraordinary Resolution passed at a meeting duly convened and held in accordance with the provisions herein contained. Such resolution in writing may be contained in one document or in several documents in like form each signed by one or more of the Warrantholders. In the case of a body corporate the resolution may be signed on its behalf by a director or the secretary thereof or by its duly authorised representative or duly appointed attorney.

11.3	An Extraordinary Resolution passed at a meeting of the Warrantholders duly convened and held in accordance with this Instrument shall be binding upon all Warrantholders whether or not present at the meeting and each of the Warrantholders shall be bound to give effect thereto accordingly.

12	Minutes

12.1	Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company.

12.2	Any minutes of resolutions and proceedings of meetings of Warrantholders as aforesaid, if purporting to be signed by the Chairman of the meeting, shall be conclusive evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed thereat to have been duly passed.

21

Schedule 4

Adjustments

1	Adjustments to be made

If there is an Adjustment Event whilst any of the Warrants are outstanding, the Exercise Price and number of Ordinary Shares to be, or capable of being subscribed on any subsequent exercise of any Warrant will be adjusted in the manner set out in this Schedule 4.

2	Adjustment of Exercise Price

The Exercise Price shall from time to time be adjusted in accordance with the provisions of this paragraph 2 and as follows for each event giving rise to such adjustment (each an “Adjustment Event”):

2.1	Consolidation or Sub-division/Combination of Ordinary Shares: If the Company, at any time while the Warrants are outstanding, shall:

(a)	subdivide the nominal value of Ordinary Shares into a larger number of shares; or

(b)	consolidate/combine the nominal value of Ordinary Shares into a smaller number of shares,

the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately prior to the date such alteration becomes effective by the following fraction:

A
B
where:

A	is the nominal amount of one Ordinary Share immediately after such alteration; and

B	is the nominal amount of one Ordinary Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

2.2	Other Events: If and whenever the Company (in its sole discretion) determines that:

2.6.1	an adjustment should be made to the number of Ordinary Shares receivable upon exercise of a Warrant as a result of one or more events or circumstances not referred to in sub-paragraphs 2.1 above (even if the relevant event or circumstance is specifically excluded from the operation of such clauses);

2.6.2	more than one event which gives rise or may give rise to an adjustment to the number of Ordinary Shares receivable upon exercise of a Warrant has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to give the intended result; or

2.6.3	one event which gives rise or may give rise to more than one adjustment to the number of Ordinary Shares receivable upon exercise of a Warrant has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to give the intended result, then the Company shall, at its own expense, use its reasonable endeavours to procure that such adjustment (if any) to the number of Ordinary Shares receivable upon exercise of a Warrant as is fair and reasonable to take account thereof and the date on which such adjustment should take effect shall be determined by the appointed Investment Bank.

22

Upon such determination, the Company shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided, however, that an adjustment shall only be made pursuant to this clause if the appointed Investment Bank is requested to make such a determination not more than 30 calendar days after the date on which the relevant event occurs or circumstances exist.

2.3	If any doubt shall arise as to the appropriate adjustment to the Exercise Price, a certificate of the Investment Bank shall be conclusive and binding on all concerned.

2.4	The Exercise Price may not be reduced so that, on exercise of any Warrants, Ordinary Shares would fall to be issued at a discount to their nominal value.

2.5	On any adjustment, the resultant Exercise Price shall be rounded down to the nearest £0.001 so that any amount under £0.0005 shall be rounded down and any amount of £0.0005 or more shall be rounded up). Any amount by which the Exercise Price is rounded down shall be carried forward and taken into account in any subsequent adjustment.

2.6	No adjustment shall be made to the Exercise Price where such adjustment would be less than 1 per cent. of the Exercise Price then in effect. Any adjustment not required to be made pursuant to the preceding sentence shall be carried forward and included in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

2.7	No adjustment shall be made to the number of Ordinary Shares in respect of which a Warrantholder is entitled to exercise its subscription rights where Ordinary Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified, granted, subscribed, purchased or otherwise acquired pursuant to, or in connection with, any Employees’ Share Scheme.

2.8	For the avoidance of doubt, unless the Company otherwise determines, or unless the CREST Regulations and/or the rules of the relevant system concerned otherwise require, any additional Warrants issued in accordance with this Schedule 4 shall be issued in uncertificated form where they are issued to a holder of Warrants which are held in uncertificated form at the close of business on the date on which such additional Warrants are issued (or at such other time as the Board may, subject always to the facilities and requirements of the relevant system concerned, in its absolute discretion determine) (the “issue date”) or in certificated form where they are issued to a holder of Warrants which are held in certificated form at the close of business on the issue date. Additional Warrants which are issued in uncertificated form will be credited to the stock account of the Warrantholder concerned (being an account maintained by the relevant system concerned under the same participant and member account identification codes as the account to which the Warrants held in certificated form by such Warrantholder are credited at the close of business on the issue date).

23

3	Adjustment of subscription rights

3.1	Whenever the Exercise Price is adjusted in accordance with this Schedule 4 the number of Ordinary Shares for which a Warrantholder is entitled to subscribe shall be increased or decreased (as appropriate) at the same time as such adjustment takes effect. The number of Ordinary Shares to which a Warrantholder shall be entitled shall be calculated as follows:

X x (Y/Z)

where:

X	is the aggregate number of Ordinary Shares for which the Warrantholder is entitled immediately before the adjustment;

Y	is the Exercise Price immediately before the adjustment; and

Z	is the Exercise Price immediately after the adjustment.

3.2	No fractions of Ordinary Shares for which a Warrantholder is entitled shall be allotted or issued on the exercise of any subscription rights and no refund will be made to the Warrantholder exercising such subscription rights. If the exercise of any subscription rights would require a fraction of an Ordinary Share to be allotted, the aggregate number of Ordinary Shares so allotted to a Warrantholder will be rounded down to the nearest whole Ordinary Share.

24

Execution page Executed by MIDATECH PHARMA PLC acting by:	/s/ Craig Cook, Director signature CRAIG COOK, print name /s/ Nick Robbins-Cherry, Director signature NICK ROBBINS-CHERRY, print name

 25